			Exhibit C

SALES OF ELECTRIC ENERGY AND GAS
Calendar Year 2003

	Wisconsin	Upper	Wisconsin
	Public Service	Peninsula Power	River Power
(a) Electric energy sold (at retail or wholesale)	Corporation	Company	Company
WI (kWh)	12,336,898,779		156,024,000
MI (kWh)	1,074,467,969	935,314,040
Total (kWh)	13,411,366,748	935,314,040

WI (revenues-excludes misc)	$681,919,581		$6,659,376
MI (revenues-excludes misc)	$41,451,804	$86,599,737	-
Total (revenues associated with energy sold)	$723,371,385	$86,599,737	$6,659,376

Intercompany :
WI- Wisc River Power to WPSC (kWh)	None	None	52,140,000	*
WI- WPSC to UPPCO (kwh)	749,264,726	None	None
MI- UPPCO to WPSC (kwh)	None	None	None

WI- Wisc River Power to WPSC (revenues)	None	None	$2,379,744
WI- WPSC to UPPCO (revenues)	$22,377,713	None	None
MI- UPPCO to WPSC (revenues)	None	None	None

Sales Net of Intercompany
WI (kWh)	11,587,634,053	None	103,884,000	*
MI (kWh)	1,074,467,969	920,098,040	-
Total (kWh)	12,662,102,022	920,098,040	103,884,000

WI (revenues-excludes misc)	$659,541,868	None	$4,279,632	*
MI (revenues-excludes misc)	$41,451,804	$85,234,365	-
Total (revenues associated with energy sold)	$700,993,672	$85,234,365	$4,279,632

Gas distributed at retail
WI (MCF)	44,430,173	None	None
MI (MCF)	839,566	None	None
Total (MCF)	45,269,739

WI (revenues excludes misc)	$355,630,316	None	None
MI (revenues excludes misc)	$6,160,699	None	None
Total (revenues excludes misc)	$361,791,015

Intercompany	None	None	None

Other (Transport Gas)
WI (MCF)	34,510,157	None	None
MI (MCF)	944,935	None	None
Total (MCF)	35,455,092

WI (revenues)	$12,719,463	None	None
MI (revenues)	$385,682	None	None
Total (revenues)	$13,105,145
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(b) Electric energy distributed at retail outside state of organization
MI (kWh)	312,829,082	None	None
MI (revenues excludes misc)	$13,859,356	None	None

Gas distributed at retail outside state of organization
MI (MCF)	1,784,501	None	None
MI (revenues excludes misc)	$6,546,381	None	None

(c) Electric energy sold at wholesale outside state of
organization or at state line
MI (kWh)	761,638,887	None	None
MI (revenues)	$27,604,629	None	None
WI (kWh)		17,092,000
WI (revenues)		$1,627,807
IL (kWh)		20,000
IL (revenues)		$2,000

Gas sold at wholesale outside state of organization
or at state line
MI (kWh)	None	None	None
MI (revenues)	None	None	None

(d) Electric energy purchased outside state of
organization or at state line
Kwh--	1,905,863,000	869,052,630	None
Expenses--	$76,706,568	$34,978,630	None

Gas purchased outside state of organization or at state line
Numerous States (MCF)	52,693,207	None	None
Numerous States (expenses)	$282,331,234	None	None

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SALES OF ELECTRIC ENERGY AND GAS
Calendar Year 2003
FOOTNOTES

*	Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.